EXHIBIT 99


STATEMENT PROVIDING INFORMATION ON BUSINESS PLAN, STRATEGY AND RECENT COMBINED PERFORMANCE

iCAD develops,  engineers,  manufactures  and markets  computer aided  detection
(CAD) products for the early detection of breast cancer and other health-care related applications. Early detection of breast cancer can save lives and often permits less costly, less invasive and less disfiguring cancer treatment options than when the cancer is detected at a later stage. Computer aided detection from iCAD can detect 25% of breast cancers, an average of 14 months earlier than screening mammography alone. In May 2003 iCAD's MammoReader(TM) product was designated number one in every category, including system performance, system reliability, installation/implementation, applications training, service response time and service repair quality was designated the top-rated CAD system for early breast cancer detection by MD Buyline, an independent evaluator of medical capital equipment. This product retained a top rating in MD Buyline's November 2003 report.

iCAD is the only independent, integrated digitizer hardware and CAD software company offering computer aided detection solutions. As such, we are able to reduce costs at each step in the CAD product design, production and assembly process. We believe our vertical integration of CAD and hardware development results in better integration of software and film digitizer components, lower production costs and reduced administrative overhead. These factors have allowed us to progressively enhance our CAD product line, while reducing the costs of our CAD products to many customers and allowing more women to realize the benefits inherent in the early detection of breast cancer.

On December 31, 2003, we merged with and acquired CADx Systems, Inc. and its parent company Qualia Computing, Inc., bringing together two of the three companies approved by the US Food and Drug Administration (FDA) to market computer aided detection of breast cancer solutions in the United States. To complete the merger, iCAD issued 4.3 million shares of its common stock in exchange for all outstanding shares of Qualia Computing Inc. and CADx Systems, Inc. This represents approximately 13% of the outstanding shares of iCAD common stock after the merger. Additionally, iCAD paid $1.55 million in cash and executed a 36-month secured promissory note in the amount of $4.5 million to purchase Qualia shares that were owned by two institutional investors.

Integration of the companies is substantially complete. We have successfully combined and integrated all research, development, engineering, regulatory, quality, finance, MIS, administration, marketing, sales, service and support functions. Unless otherwise indicated, the references to "iCAD", "we", "us" or "our", refer to the combined entities, iCAD, CADx Systems, Inc. and Qualia Computing, Inc.



MARKET AND MARKET SHARE

COMPUTER AIDED DETECTION is used to provide physicians with support in detecting breast cancer at an early stage. There is a need for devices that facilitate the early detection of breast cancer and other forms of cancer. For most cancers, the earlier treatment is rendered, the greater the likelihood of successfully managing the cancer. Some studies reveal that if breast cancer is detected while


                                       3.

still localized and before metastasis spreads, the five-year survival rate is 96% or better. If the cancer spreads regionally before treatment, the survival rate drops to under 76%. If there is distant metastasis, the survival rate drops to around 20%.

A primary method of detecting breast cancer is through mammography screening. Mammography is a radiographic examination of a breast. The American Cancer Society recommends that women undergo annual mammogram examinations beginning at age 40. Approximately 5 million additional women in the United States will be entering the annual mammography screening category within the next 5 years. A problem in this process, that our computer aided detection products seek to address, is that in routine screening of mammography films an estimated 20-30% of identifiable breast cancers are missed as a result of radiologist oversight. In general, CAD as an adjunct to mammography screening is now reimbursable in the United States under federal and most third party insurance programs, providing economic support for the acquisition of CAD products by women's health care providers.

In the United States, approximately 9,200 facilities are accredited to provide mammography screening. To date, we estimate that approximately 1,500 CAD systems have been sold into this market. Our combined companies account for approximately 340 of these systems, including approximately 240 systems sold during 2003. We believe our market share is increasing. During the fourth quarter of 2003 on a combined basis we sold a total of approximately 115 CAD systems, EXCLUDING systems sold to new resellers for demonstration purposes and systems sold from the stock of iCAD, Inc.'s previous distributor. We believe our sales represented the majority of all computer aided detection of breast cancer systems sold during the fourth quarter, which would make us, for the first time, the market leader in terms of unit shipments.

We believe the large majority of CAD systems sold to date have been sold to "early adapters", including academic institutions and customers with comparatively higher case volumes, a group that we estimate comprises less than one-third of the overall potential market for our products. Our Second Look(R) 200 system (formerly the iCAD iQ(TM) model), introduced in December 2003, is designed to provide a solution for the balance of the market, where lower case volumes require a lower cost, easy to use CAD solution.

Full Field Digital Mammography ("FFDM") systems, which eliminate the film used in conventional mammographic X-Rays, are now available from several vendors. These systems are expected to increase as a percentage of the installed base of mammography systems, as more clinics and women's health centers implement digital imaging workflows. CAD technology, including iCAD's, is applicable to mammographic images acquired through Digital Mammography systems. To date, we have sold 70 CAD solutions for digital mammography through our OEM partners and believe we are the current sales leader in this part of the market.

Our Howtek(TM) medical digitizer products are used in our own CAD systems and marketed to third parties for use in the computer aided detection market, in teleradiology and in medical image storage and management networks known as Picture Archiving and Communications Systems, or "PACS".


                                       4.

RECENT COMBINED FINANCIAL PERFORMANCE

Consolidated financial reporting for the merged companies will begin in the period starting January 1, 2004. The expected impact of the merger on iCAD's sales and financial performance can be illustrated, however, by combining the financial results of the merged companies in 2003 and the fourth quarter of 2003. This report includes unaudited pro forma sales of iCAD and CADx assuming that the acquisition, which occurred on December 31, 2003, took place as of January 1, 2003. This pro forma information is considered a non-GAAP financial measure, but is provided to present the combined companies results as if they were combined for fiscal 2003. In addition, the pro forma combined results for 2003 include adjustments for inter-company sales. All such results are internally prepared and unaudited, have not been reviewed by our independent accountants, and are provided for informational purposes only and are subject to change. Digitizer sales from iCAD to CADx have been excluded in all estimates of combined results. We have also excluded inventory reserves and one-time manufacturing facility improvement charges taken by Qualia and CADx in 2003, and accounted for by Qualia prior to the merger.

For the year 2003, the companies' pro forma combined sales were approximately $17,600,000. During the fourth quarter of 2003, pro forma combined sales were approximately $6,000,000. The fourth quarter of 2003 demonstrated a significant growth in revenue for the combined companies, reflecting new contributions to CADx Systems' sales from its OEM relationships with GE Medical Systems and Fischer Imaging Corporation, along with CADx Systems' new distribution relationship with SourceOne Healthcare. iCAD's revenues during the fourth quarter were reduced by postponement of certain dealer development and sales activities during that period, in preparation for the consolidation of product lines and sales channels after completion of our merger.

During the first quarter of 2004, iCAD reorganized its sales and sales management to create one integrated sales team, promoting one continuum of products on a region by region basis. During the same period, SourceOne has reorganized its sales organization and activities, in part to better promote our CAD products. We anticipate that sales in the first quarter of 2004 will be at or below sales levels for the fourth quarter of 2003, as multiple changes in sales channels, sales management and organization, product naming, positioning and marketing are implemented.

We expect our 2004 sales to exceed the 2003 sales of the combined entities, with factors that contributed to increased fourth quarter 2003 sales continuing, additional contributions to sales expected from the distribution of iCAD's
MammoReader and iQ products by SourceOne, anticipated increased sales by independent resellers, contributions from newer products aimed at lower-case-volume customers, and contributions by our planned ClickCAD fee-per-procedure program.

Combined gross profit for the year 2003 was approximately $11,000,000, or approximately 67% of combined sales. Combined gross profit increased during the fourth quarter to approximately $4,000,000, or approximately 69% of combined sales. The combined gross profit in the fourth quarter, compares to approximately 47% achieved by iCAD alone in the third quarter 2003. Although there can be no assurance of our future gross margin rate, we expect that further increases in gross margin rate will be achieved as production and other economies of scale resulting from the merger are realized. By applying our manufacturing experience and using existing supplier relationships, we expect to


                                       5.

reduce component and manufacturing costs associated with the former CADx product line by 30% to 50% during 2004, with some associated cost savings expected in the manufacturing of previous iCAD products.

The non-GAAP financial measures presented in the preceding paragraphs and elsewhere in this report do not replace the presentation of iCAD's GAAP financial results and do not necessarily reflect the actual financial results of the combined companies for the periods presented. More detailed pro forma financial information for 2003 treating iCAD, Qualia and CADx as merged as of January 1, 2003 and a reconciliation of the non-GAAP financial measures contained in this report to the most comparable GAAP measures is appended to this report. The Company has provided the non-GAAP financial measures in this report to respond to requests it received from a major group purchasing organization for financial information combining sales and other financial information for iCAD, and Qualia/CADx. This information permits the group purchasing organization to better assess the comparative market share and financial condition of iCAD, subsequent to its merger with Qualia/CADx, and iCAD's competitors.

Final audited results, are expected to reflect an operating and net loss for the fourth quarter of 2003, and for the full year 2003. We expect to report profitable operations for fiscal 2004, as a result of expected continued sales growth, improvement in gross margins, and economies of operation achievable as a result of the merger.


TECHNOLOGY AND DEVELOPMENT

Our computer aided detection systems operate by analyzing multiple features and characteristics of a screening or diagnostic mammogram to recognize, identify and "mark" those combinations of features that may represent cancer. We then present the radiologist with a computerized "Second Look", or second opinion, helping to reduce overlooked cancers by 23%-28%. This analysis is accomplished by our cancer detection software, which encapsulates the knowledge from thousands of mammography cases that were presented during the product's development to "learn" the important distinguishing characteristics of cancerous versus normal tissue.

Our cancer detection software is developed using our proprietary QUALIA INSIGHT(TM) software development platform and technology. The Qualia Insight platform includes tools and programming structures that support and enhance the rapid creation and testing of computer solutions, which learn from and apply existing examples of a condition like breast cancer to support the review and decision of professionals seeking to identify that condition in practical medical applications. We believe use of our Qualia Insight platform offers several key benefits over CAD products currently offered by our competitors, including reduced development time for initial software releases, reduced development time and increased opportunity for continuous product improvements and reduced development time and increased opportunity to apply core computer aided detection technology to CAD for lung and colon cancers, drug screening and other applications.

iCAD and CADx have been responsible for a range of innovations in CAD products, including: the first system offering a clear upgrade path from film-based to digital mammography workflows; the first and only CAD system to search for and


                                       6.

mark clinical asymmetries; the first system to offer printed CAD results; the first free-standing, eye-level radiologist review station; the ability to choose between soft copy and printed CAD results; the first system to offer multiple radiologist viewing stations; the first system to support up to twelve films in a patient study, the first system to report above each image the number of marks made by the CAD system and the first and only system that provides integration of relational database technologies to ensure patient history tracking and enhance integration with other information systems. Other innovations incorporated into our CAD products include the first use of bar code labels to improve workflow and reduce errors in case tracking; the first system to use the facility's own barcodes to identify and link to CAD results; the first system to integrate with a Mammography Information System, the first CAD system to offer an HL-7 interface to the medical facility's information system; the first CAD system supporting open architecture, standardized protocols and accessible data interfaces; the ability to share digitizers between CAD and medical picture archiving and communications ("PACS") systems; and the first and only dual digitizer CAD system. iCAD also delivered the first digitizer designed for mammography and women's health applications; the first and only support for distributed patient databases, allowing remote scanning and remote access to patient information and test results; the first and only support for remote patient entry; the first bi-directional support for hospital and mammography information systems; the first leveraged operating lease for CAD systems; and the first fully-featured CAD system available at a price under $100,000.

The most recent version of our cancer detection software, SECOND LOOK 6.0, was approved by the FDA in October 2003, with up to 96.2 percent overall cancer detection sensitivity. Specificity, a measure of the number of marks created that do not represent an actual cancer, was as low as 1.6 False Positives (FP) per case. Increasingly, potential purchasers are considering marker rate in their buying decision. The performance of our Second Look 6.0 cancer detection software represents a substantial reduction in markers over our previous cancer detection software, and compares favorably with the marking performance of our competitors. The innovative design of iCAD's software allows it to operate at multiple sensitivity points, providing the Radiologist with a selectable range of detection sensitivity and specificity appropriate to their clinical setting. Second Look 6.0 provides the user with a choice of three operating points, one with higher sensitivity, another with lower false marks, and a median selection that optimizes sensitivity and specificity.

Exploiting the benefits of our merger, we have defined those aspects of the iCAD and former CADx software technologies which we consider "best in class", including our Second Look 6.0 cancer detection algorithm, analysis of films for asymmetry between breasts as an indicator of cancer, multiple case entry options, support for up to twelve films per case and network connectivity options. These are being incorporated into a common, configurable software code base that will be installed in each of our products. Initial critical stages of this process, including incorporating versions of our Second Look 6.0 technology in additional product models, are expected to be complete in the second quarter of 2004.

Under the leadership of Dr. Steven Rogers, Qualia's founder and iCAD's Chief Scientist, our technologies are also being applied to the early detection of breast cancer using ultrasound; the early detection of lung cancer utilizing low-dose spiral Computed Tomography (CT) and the early detection of colon cancer utilizing CT. With support provided through the FY2004 Defense Appropriations Bill, iCAD has begun collaboration with the Walter Reed Army Medical Center and the Windber Research Institute in Windber, PA, to develop and evaluate 3D CAD technology for breast imaging based on existing CAD and pattern analysis


                                       7.

techniques for conventional mammograms. One objective of this research project is to use ultrasound imaging to reduce biopsies, which prove to be unnecessary. Research programs in cardiovascular disease applications are also in the planning stages.

We have applied for over 46 patents relating to many aspects of CAD, cancer detection and medical digitizer design. To date, we have been granted 12 patents, including general method patents we believe relate to a broad portfolio of potential medical applications for CAD.


Products

We believe the Second Look brand has the greatest brand equity and recognition of any iCAD brand in the CAD market. For this reason, we have combined our iQ, MammoReader and Second Look products into one "Second Look(R)" branded line of CAD devices. In doing so, we believe we have created the broadest and most comprehensive line of CAD products available from any company, and associated it with a single well recognized and appropriate model brand. Case capacity, work flow, user interface, upgradeability, digital extensions and price are among the benefits used to distinguish Second Look models:

----------------------- ---------- ---------------------------------------------------------
iCAD Model(1)             Cases/                                                 Suggested
(Previous Designation)     Day                   Selected Benefits             Retail Price
----------------------- ---------- ---------------------------------------------------------
Second Look(R)200       Up to 20   Our economical solution for lower volume,      $69,950
(iCAD iQ)                          value oriented customers.

                                   o   Fully Automatic workflow and processing
                                   o   Compact, easy to use and easy to
                                       maintain.
----------------------- ---------- ---------------------------------------------------------
Second Look 400         Up to 80   Our modular, extensible, network-ready         $99,950
(MammoReader)                      solution for value-oriented customers.

                                   o   Network options include immediate
                                       HL-7 hospital information system
                                       interface; bi-directional PenRad, MRS
                                       and MagView mammography information
                                       system interfaces; fully compliant
                                       DICOM file-save capability
                                   o   Open platform Hub and spoke CAD
                                       architecture
                                   o   Distributed case entry, case
                                       processing and case reading allows
                                       physicians to network between offices
                                   o   Multiple case-entry options
                                   o   Unsorted, continuous film-feed
                                       reduces errors
                                   o   Support for bar-coded workflows for
                                       productivity
                                   o   Asymmetry included as indicator of
                                       potential cancers
                                   o   Optional Radiologist review stations
                                       available
----------------------- ---------- ---------------------------------------------------------


---------
(1) Specific designations subject to change


                                       8.

----------------------- ---------- ---------------------------------------------------------
iCAD Model(1)             Cases/                                                 Suggested
(Previous Designation)     Day                   Selected Benefits             Retail Price
----------------------- ---------- ---------------------------------------------------------
Second Look 500         Up to 80   Our clinically advanced solution for          $139,950
(Second Look)                      customers seeking the best detection
                                   performance available, with immediate
                                   support for digital mammography.

                                   o   Immediate availability of Second Look
                                       6.0 cancer detection software for
                                       superior clinical performance
                                   o   Selectable operating points adjust
                                       sensitivity and marking rate
                                   o   Immediate, clear and cost effective
                                       upgrade path to support digital
                                       mammography
                                   o   Operator-friendly graphical user
                                       interface
                                   o   Simplified film loading
                                   o   Use of existing bar code labels
                                       provides patient record continuity
                                   o   Support for up to 12 films per
                                       patient ID ensures all films are on
                                       one record number
                                   o   "Stat" case sequencing provides
                                       immediate availability for selected
                                       cases
                                   o   Optional Radiologist review stations
                                   o   Current accessories include PenRad,
                                       MRS and MagView mammography
                                       information system interfaces;
                                   o   Fully compliant DICOM file-save
                                       capability
----------------------- ---------- ---------------------------------------------------------
Second Look 402          Up to     Our high case load, uptime assurance          $149,950
                          300      solution for high-case volume.
                                   o   Dual film digitizers increase
                                       throughput and reduce critical
                                       downtime.
                                   o   Network options include immediate
                                       HL-7 hospital information system
                                       interface; bi-directional PenRad, MRS
                                       and MagView mammography information
                                       system interfaces; fully compliant
                                       DICOM file-save capability
                                   o   Support for Digital Mammography
                                       planned
                                   o   Asymmetry included as indicator of
                                       potential cancers
                                   o   Optional Radiologist review stations
                                       available
                                   o   Support for bar-coded workflows
                                   o   Multiple case-entry options
                                   o   Unsorted, continuous film-feed
                                       reduces errors
                                   o   Open platform Hub and spoke CAD
                                       supported
                                   o   Distributed case entry, case
                                       processing and case reading
----------------------- ---------- ---------------------------------------------------------
Second Look Digital     Varies     Our solution for Digital Mammography.         $120,000
                          by
                        Digital    o   Integrated computer aided detection
                        System         for General Electric Medical Systems
                                       Senographe Digital Mammography
                                       System; available from GE Medical
                                       Systems.
                                   o   Integrated computer aided detection
                                       for Fischer Imaging Corporation
                                       full-field Digital Mammography
                                       System; available from Fischer
                                       Imaging Corporation
                                   o   Support for additional digital
                                       mammography systems planned.
----------------------- ---------- ---------------------------------------------------------
Second Look AD           Up to     Our combined digital and film-based CAD       $330,000
                          150      solution.
                         mixed
                         film &    o   Combines benefits of Second Look 500
                        digital        and Second Look Digital.
                                   o   Available from OEM as a complete
                                       solution and as an upgrade to select,
                                       existing Second Look solutions.
----------------------- ---------- ---------------------------------------------------------


                                       9.

------------------------- ---------- ---------------------------------------------------------
iCAD Model(1)               Cases/                                                 Suggested
(Previous Designation)       Day                   Selected Benefits             Retail Price
------------------------- ---------- ---------------------------------------------------------
MultiRAD(TM) Digitizer       N/A     Radiographic film digitizer for OEM, CAD,     $14,995-
                                     Picture Archiving and Communications          $19,995
                                     (PACS) and telemedicine applications.
------------------------- ---------- ---------------------------------------------------------
Fulcrum(TM) Digitizer        N/A     Radiographic film digitizer for OEM and        $21,995
                                     CAD applications.
------------------------- ---------- ---------------------------------------------------------

MARKETING & SALES

MARKETING

We compete aggressively in three definable divisions of the computer aided detection market. In the high end part of the market, which accounts for most CAD purchases, to date, our Second Look 500 and dual digitizer CAD solutions are marketed on the basis of clinical superiority, productivity and value. New product models are planned to further address the demands and requirements of this market. Our competitor in this sector, historically the brand and market leader by virtue of a substantially longer period in the market and a substantially greater investment in advertising, marketing, and promotion, has in many cases been selected by a CAD purchaser without considering any alternatives. By coupling broader and more effective product distribution with improved marketing, including effective communication of the message that iCAD now offers more CAD alternatives than any other vendor, we believe we can substantially improve our market share in this division.

Our first advertising, supported by complementary trade show participation, begins in February 2004. One of the benefits of the merger is that we can increase iCAD's advertising and marketing effectiveness, while reducing overall the previous aggregate marketing budgets of our companies. Samples of our advertising can be found on our website at www.icadmed.com. Information in our website is not part of this report.

In the lower case volume division of the CAD market, where price and ease of use are key buying decisions, we believe we are well positioned with the introduction of our iCAD iQ (now renamed Second Look 200) computer aided detection product. Our objective is to secure a leading market share in this newer market area.

Marketing for our new Second Look 200 product presents us with what we believe are unique opportunities. We believe that the Second Look 200 is a category-defining CAD system, in the sense that it is the first product on the market that will allow lower-volume clinics to provide CAD services to women on a cost-effective basis. The Second Look 200 is simple to operate and self-training in nature, has been designed to fit within the limited space requirements of smaller mammography clinics, and is priced below currently available CAD systems. Commencing in the second quarter of 2004, we expect to undertake targeted advertising and marketing aimed specifically at promotion of Second Look 200 sales.

Furthermore, as early as the second quarter of 2004, the Second Look 200 will be made available to mammography facilities that cannot afford the outright purchase of a CAD system, through a simple `fee-per-procedure' program that we have already announced and branded ClickCAD(TM). Under the ClickCAD program, we plan and expect to install Second Look 200 systems in qualified mammography clinics at little or no up-front capital cost. The clinics will then pay us a fee approximating $6.50 for each CAD procedure performed, an



                                      10.

amount that represents less than 35% of the current standard $19.13 Federal reimbursement rate for CAD procedures. We believe that this program will allow mammography clinics to improve the health care delivered to women at risk, strengthen their marketing position in attracting and keeping patients concerned about breast cancer, reduce the legal risks associated with failure to detect early-stage cancers, and increase their net revenues.

We have gained current sales leadership in the digital mammography division of the CAD market through a productive OEM sales relationship with General Electric Medical Systems and a new OEM sales relationship with Fischer Imaging Corporation. Our objectives in this market sector are to provide exceptional support and service to our OEM customers and their end users, while continuing to expand product offerings and OEM sales channels.

SALES

Effective February 1, 2004, we have consolidated our full-line sales channels to best promote and support our broad Second Look product line. iCAD Second Look products are now distributed nationally, on a non-exclusive basis, by SourceOne HealthCare Technologies, and by approximately 50 additional independent resellers, including members of the National Imaging Resellers (NIR) dealer group and Merry X-Ray corporation. Overall, some 200 field sales personnel are now representing and promoting iCAD products in the United States.

SourceOne Healthcare Technologies, Inc. is the largest distributor of healthcare imaging equipment, supplies, accessories and services in the United States, and a supplier to all major medical group purchasing organizations, or GPOs. Previously, SourceOne was the primary sales channel for CAD products offered by R2 Technologies, Inc., our competitor. Overall, SourceOne has sold and installed some 400 CAD systems for all of the companies that it has acted as a distributor, representing 25%-35% of all film-based CAD systems sold and installed in the United States, to date.

To effectively support our expanded field sales presence, we have consolidated our field sales teams into twelve geographic regions, each with a locally-based regional sales manager, further organized into East and West sales zones.
Regional Sales Managers are responsible for management and support of all reseller and OEM sales activities in their regions, for all iCAD computer aided detection products.

We maintain a National Accounts Sales Manager to work with and support group purchasing activities and accounts, including iCAD's current relationships with Kaiser Permanente, Premier; Healthcare Services of New England; Radiology Partners, Inc.; MAGNET, Inc.; HealthTrust Purchasing; CareCore; and Consorta, Inc.

Our Second Look 200 system was introduced to the market in limited quantities at the end of 2003 and will be more broadly available beginning at the end of the first quarter of 2004. Because the 200 system is designed to meet the needs of a broad population of lower-case-volume clinics, we have established a separate category of resellers, including many Merry X-Ray sales offices, that will focus exclusively on promotion of the 200 product and our associated ClickCAD marketing program. We expect that SourceOne, with its well-developed direct marketing and telemarketing capabilities, will make a particularly effective contribution to the 200 and ClickCAD promotional and sales achievements.

We are currently upgrading the Second Look 200 model to include the new Second Look 6.0 cancer detection software, which improves cancer detection and reduces marking of areas


                                      11.

that are not cancers. We believe this software upgrade is particularly valuable in lower-volume and fee-for-service applications, because the reduced marker rate will make training and use of the Second Look 200 easier. Expanded promotion of the Second Look 200 system and introduction of the ClickCAD fee per procedure program will follow this near-term product upgrade.

During the fourth quarter of 2003, CADx Systems' began distribution of products for digital mammography through General Electric Medical Systems and Fischer Imaging Corporation. We will continue to market such products through our existing OEM relationships, and our objective is to secure additional OEM relationships that can contribute to sales growth in 2004.

COMPETITION

We currently face direct competition from R2 Technology, Inc., which received FDA approval to market its CAD systems for use in mammography screening and diagnostics substantially before iCAD. Historically, R2 has been considered the market leader. As a result of our merger, we believe iCAD now offers the broadest range of CAD solutions available, with performance equivalent or superior to our competitor's. With products that are generally more affordable than those of R2, and greatly expanded sales and distribution channels, we believe we are increasingly well positioned to compete with R2.

Kodak, Inc. has recently announced that it has received an approvable letter from the FDA that is the precursor to receipt from the FDA of approval for it to market a mammography CAD solution. We also expect that other potential manufacturers will receive FDA approval to market competing CAD products in the near future.


MANUFACTURING, CUSTOMER SUPPORT AND SERVICE

Our New Hampshire facility is certified as a medical manufacturing facility by the FDA and complements three experienced contract manufacturing resources (two in New England and one in Colorado) that we use to manufacture and assemble our products. We have manufactured complex professional or medical products, directly and through contract, since 1986.

iCAD provides an increasing range of customer support resources through our 24-hour on-line web site and a centralized customer help desk, which deals with customer questions and issues, manages return-to-factory service requests, and dispatches and monitors field service operations from 8AM to 8PM EST on business days. We have centralized our front-line customer help service in our Ohio office, taking advantage of the existing, sophisticated phone and information systems available there.

Installation, customer applications training and field service for our Second Look product line are provided by our resellers, with support from six regionally based iCAD Field Service Representatives. Our Second Look 200 system is designed to require little or no field installation or training support and is serviced on a return-to-factory basis.



                                      12.

MANAGEMENT

iCAD's management team benefits from the merger of our two companies. Dr. Steven Rogers, founder and former Chief Executive Officer of CADx' parent company, Qualia, has become our Chief Scientist and has joined our Board of Directors. Jim Corbett, formerly CADx' Vice President for Commercial Operations, has become our Chief Operating Officer. W. Scott Parr continues as President and CEO of iCAD, and a member of our Board of Directors, while Robert Howard, iCAD's founder, continues as Chairman of our Board of Directors. At every level in our organization, members of the former iCAD and CADx teams are now operating on an integrated basis.

iCAD's headquarters is in Nashua, NH. In addition to finance and administration functions, New Hampshire is our center for Product Management, Product Engineering, and manufacturing. Our Beavercreek, Ohio facility houses the largest part of our science, research and development activities, together with customer service and field support, regulatory and MIS functions. Additional cancer detection and applications research takes place in our Tampa, Florida facility, and we maintain a satellite sales, sales support and customer support center in San Rafael, California.


RECENT ACHIEVEMENTS

In the period immediately preceding our merger, iCAD and CADx Systems' recorded noteworthy achievements, providing what we believe is the basis for our achieving substantial growth and profitability during 2004. These include:

    o In November, CADx made the largest single sale of CAD in history, participating with GE Medical Systems in the sale to the Federal
        Republic of Mexico of 41 CAD systems for use with GE's digital mammography systems. This sale contributed approximately $1.4M to CADx' fourth quarter revenues.

    o   iCAD resolved its patent litigation with R2 Technology.

    o iCAD received FDA approval for our new Second Look 200 computer aided detection solution for smaller clinics and women's healthcare centers.

    o CADx received FDA approval for our newest software release, including our Second Look 6.0 cancer detection software.

    o iCAD entered into new distribution agreements with members of National Imaging Resources and Merry X-Ray Corporation, reducing our reliance on a formerly exclusive US distributor.

    o In the fourth quarter of 2003, CADx began domestic distribution of our film-based Second Look CAD product through SourceOne Healthcare, Inc., the nation's leading distributor of medical imaging systems, medical equipment, radiographic consumable supplies and services.



                                      13.

    o In February 2004, iCAD and SourceOne broadened their distribution relationship to include the full continuum of iCAD Second Look CAD solutions.

    o In the fourth quarter of 2003, General Electric Medical Systems and Fischer Imaging Corporation began OEM distribution of our CAD products for digital mammography applications.

    o iCAD announced the award of a dual source purchasing agreement with Kaiser Permanente, the largest private, not-for-profit health care network in the United States.

    o In August, CADx received a 2003 Customer Value Leadership Award from Frost and Sullivan, a recognized global leader in growth consulting. The award noted, "CADx is recognized as one of the top companies in the CAD industry and has been recognized for their impeccable customer service, which is rivaled only by their R&D prowess."

    o In May 2003 iCAD's product was designated the top-rated CAD system for early breast cancer detection by MD Buyline, an independent evaluator of medical capital equipment. Our product retained a top rating in MD Buyline's November 2003 report.

    o In November 2003, iCAD raised $5.9 million in a private placement of iCAD's common shares.

    o iCAD is now the market leader in current sales of CAD for digital mammography.

    o We believe our combined companies accounted for the majority of CAD units sold in the fourth quarter of 2003.


RISK FACTORS

There are enormous uncertainties and risks associated with iCAD's business strategy, as there are with many other new and ambitious business plans. Our future operating results will depend, among other factors, on our ability to continue to increase our sales significantly, retain our current key employees and attract additional qualified personnel. Risk factors include, but are not limited to, our history of significant operating losses, intense competition in all of our product lines, and the timely availability of sufficient quantities of parts, materials and components that are, in some cases, available from sole sources or a limited number of suppliers. There can be no assurance that we will be able to achieve the gross margins we expect to attain or achieve our goal of returning to profitability for 2004.


FURTHER INFORMATION

Further information on iCAD's business and operations will be found regularly in our quarterly and annual reports to the Securities Exchange Commission, and in quarterly earnings releases. We may not provide updates to this explanation of strategy even if the strategy should change, our performance should fall short of or exceed expectations discussed here,



                                      14.

or we find we are unable to achieve any or all of the goals, objectives or results discussed. The "Safe Harbor" statement set forth below should be considered carefully by all readers.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company's other filings with the Securities and Exchange Commission. The words "believe", "demonstrate", "intend", "expect", "estimate", "anticipate", "likely", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release.





                                      15.

iCAD / CADx UNAUDITED COMBINED RESULTS RECONCILED TO GAAP


                                                                   FISCAL YEAR ENDED DECEMBER 31, 2003
                                                                                                                 PRO FORMA
                                             HISTORICAL                         ONE-TIME      INTERCOMPANY        COMBINED
                                                iCAD            CADx            CHARGES           SALES           RESULTS
                                           ---------------------------------------------------------------------------------
Total Sales                                $  6,567,552     $ 12,233,652                      $ (1,220,391)    $ 17,580,813

Cost of Sales                              $  2,974,710     $  5,637,542                      $ (1,220,391)    $  7,391,861
Less: Inventory Reserve                                                      $ (1,154,163)                     $ (1,154,163)
        Manufacturing facility improvement                                   $   (380,000)                     $   (380,000)

Gross Margin                               $  3,592,842     $  6,596,110                                       $ 11,723,115
Gross Margin %                                       55%              54%                                                67%


                                                                FISCAL QUARTER ENDED DECEMBER 31, 2003
                                                                                                                 PRO FORMA
                                             HISTORICAL                         ONE-TIME      INTERCOMPANY        COMBINED
                                                iCAD            CADx            CHARGES           SALES           RESULTS
                                           ---------------------------------------------------------------------------------
Total Sales                                $  1,628,923     $  4,725,508                      $   (385,330)    $  5,969,101

Cost of Sales                              $    741,205     $  2,623,744                      $   (385,330)    $  2,979,619
     Less:  Inventory Reserve              $         --                      $ (1,154,163)                     $ (1,154,163)

Gross Margin                               $    887,718     $  2,101,764                                       $  4,143,645
Gross Margin %                                       54%              44%                                                69%


                                      16.